UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 18, 2015

Date of report (Date of earliest event reported)

DAKOTA PLAINS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Dakota Plains Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 18, 2015 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected all five persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected. The proposed amendment to the 2011 Equity Incentive Plan (the “Amendment”) was approved and the Company’s stockholders ratified the selection of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Set forth below are the final voting results for each of the proposals.

Proposal 1.  Election of Directors.

Name	For	Withheld	Broker Non-Votes

Gary L. Alvord	13,445,675	5,755,149	21,984,407
Steven A. Blank	13,497,011	5,703,813	21,984,407
David J. Fellon	13,476,011	5,724,813	21,984,407
K. Adam Kroloff	13,477,025	5,723,799	21,984,407
Craig M. McKenzie	13,420,982	5,779,842	21,984,407

Proposal 2.  Approval of an amendment to the 2011 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

14,163,983	4,841,602	195,239	21,984,407

Proposal 3.  Ratification of the selection of Mantyla McReynolds LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain

35,276,721	5,034,287	874,223

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: June 22, 2015	/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer